Exhibit 10.2

                                                   May 29, 2002


Official Committee of Unsecured Creditors
of Comdisco, Inc.
c/o Ms. Susan Dollinger
Citigroup
250 West Street
8th Floor
New York, NY  10013

Dear Sue:

         As you aware, Comdisco, Inc. and fifty of its domestic subsidiaries and affiliates (the "Debtors") filed their Motion for Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 363(b)(1) Approving and Authorizing the Debtors' Stay Bonus Plan and Management Incentive Plan (the "Motion"). Certain components of the incentive compensation described in the Motion utilize benchmarks and discount rates that arc material, non-public information that may reveal the Debtors' pricing analyses of certain of its businesses. Because of the sensitive nature of that information, the Debtors have not disclosed it in the Motion but are providing it to you through this letter.

         The Motion establishes certain plan and threshold targets as benchmarks for incentive compensation. Those plan and threshold targets are established by utilizing various discount rates to April 1, 2002. Those discount rates are referred to, but not disclosed, in the Motion. They are as follows:

------------------------------------------- ----------------------------------
Business Unit                               Discount Rate
------------------------------------------- ----------------------------------
U.S. Leasing                                10%
------------------------------------------- ----------------------------------
Ventures                                    14%
------------------------------------------- ----------------------------------
Corporate Asset Management Group            10%
------------------------------------------- ----------------------------------
Consolidated Corporate                      As stated above, plus:
                                              Europe - 14%
                                              Other Corporate - 10%
------------------------------------------- ----------------------------------

         The Motion also refers to incentive compensation associated with the sale of the Debtors' core European operations (Germany and France) based on percentage of Net Book Value at the time of sale and sale closing dates. Net Book Value is defined as net leased assets, accounts receivable and inventory. The following table summarizes the award opportunities in connection with a sale of these units:


------------------------------------- ----------------------------------- -----------------------------------
Percentage of Book Value Realized     Sale by 12/31/02                    Sale by 3/31/03
------------------------------------- ----------------------------------- -----------------------------------
Greater than 85%                      2.0 times base salary               1.5 times base salary
------------------------------------- ----------------------------------- -----------------------------------
50-85%                                1.5 times base salary               1.5 times base salary
------------------------------------- ----------------------------------- -----------------------------------


In addition, the forecasted Net Book Value of the German and French core European operations as of September 30, 2002 is approximately $554 million ($509.3 million leased assets, $44.1 million accounts receivable, and $0.6 million inventory). Therefore, assuming the forecast is correct and that the sale occurs on September 30, 2002, the 50% target in the above table would equate to $277 million and the 85% target would equate to $470.9 million.

Please contact me if you have any questions.

                                            Sincerely,

                                            /s/ Ronald C. Mishler
                                            ---------------------------
                                            Ronald C. Mishler

Cc:      Chaim J. Fortgang, Esq.
         Mr. Randolph I. Thornton
         John Wm. Butler, Jr., Esq.
         George N. Panagakis, Esq.